Exhibit 10.5

ENDO, INC.

DIRECTORS DEFERRED COMPENSATION PLAN

(Effective July 23, 2024)

ENDO, INC.

DIRECTORS DEFERRED COMPENSATION PLAN

ARTICLE I

INTRODUCTION

1.1. Purpose. The purpose of the Plan is to promote the interests of the Company and the stockholders of the Company by providing non-employee Directors the opportunity to defer Restricted Stock Units.

1.2. Effective Date. The effective date of the Plan is July 23, 2024.

1.3. Type of Plan. The Plan is intended to be an unfunded plan of non-qualified deferred compensation that meets the requirements of Code Section 409A. In the event that any provision of the Plan is inconsistent with Code Section 409A, the applicable provisions of Code Section 409A shall be deemed to automatically supersede such inconsistent provision and the Plan shall be administered to comply with Code Section 409A.

ARTICLE II

DEFINITIONS

Where used in the Plan, the following initially capitalized words and terms shall have the meanings specified below, unless the context clearly indicates to the contrary:

2.1. “Account” means the recordkeeping account established by the Administrator for each Participant to which Deferred RSUs, and dividends as applicable, are credited in accordance with Article VI of the Plan.

2.2. “Administrator” means the Compensation Committee or such individuals or entity designated by the Compensation Committee to administer the Plan.

2.3. “Affiliate” means an entity, more than fifty percent (50%) of the total voting power of which is owned, directly or indirectly, by the Company.

2.4. “Beneficiary” means such person(s) or legal entity that is designated by a Participant under Section 8.10 to receive benefits hereunder after such Participant’s death.

2.5. “Board” means the board of directors of the Company.

2.6. A “Change in Control” shall be deemed to have occurred upon the first occurrence of an event set forth in any one of the following paragraphs:

a. any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 2.6(c)(A) below; or

b. the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

c. there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

d. the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, (1) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of Company Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (2) to the extent required to avoid the imposition of taxes or penalties under Code Section 409A with respect to any settlement of Deferred RSUs, no such settlement shall occur as a result of the occurrence of a Change in Control unless such Change in Control also constitutes a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Code Section 409A.

2.7. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations and applicable guidance promulgated thereunder. References in the Plan to specific sections of the Code shall be deemed to include any successor provisions thereto.

2.8. “Compensation Committee” means the Compensation & Human Capital Committee of the Board or such other committee, at the discretion of the Board, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board, is a “nonemployee director” within the meaning of Rule 16b-3.

2.9. “Company” means Endo, Inc., a Delaware corporation.

2.10. “Company Stock” means common shares of the Company, par value $0.001 per share.

2.11. “Deferred RSUs” means the Restricted Stock Units that would be granted to a Director during a Plan Year but for the Director’s election to defer such Restricted Stock Units on his or her Election Form in accordance with Article IV of this Plan.

2.12. “Director” means a director on the Board who is not an Employee.

2.13. “Election Form” means such document(s) or form(s), which may be electronic, as prescribed and made available from time to time by the Administrator, whereby a Director elects to defer Restricted Stock Units pursuant to Article IV of this Plan.

2.14. “Employee” means a common law employee of the Company or an Affiliate.

2.15. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.16. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.17. “Fair Market Value” means (i) the closing sales price per share of Company Stock on the national securities exchange on which such stock is principally traded, or (ii) if the shares of Company Stock are listed on a national securities exchange but were not traded on such exchange on the date of determination (e.g., if the date of determination is a Saturday, Sunday, federal holiday, etc.), the closing sales price per share of Company Stock as reported by the applicable exchange for the last preceding date on which there was a sale of such stock on such exchange, or (iii) if the shares of Company Stock are not then listed on a national securities exchange, such value as determined by the Compensation Committee in good faith. In no event shall the fair market value of any share of Company Stock be less than the par value per share of Company Stock.

2.18. “Lump Sum Payment” means a single sum distribution of all of the Deferred RSUs in a Participant’s Account.

2.19. “Participant” means any eligible Director who defers Restricted Stock Units to this Plan by filing an Election Form and for whom an Account is maintained under the Plan.

2.20. “Payment Date” means the date of settlement of the Participant’s Account, which date shall occur in either (i) the Plan Year in which the Participant’s Termination from Service occurred, or (ii) the Plan Year following the Plan Year in which the Participant’s Termination from Service occurred, as elected by the Participant in accordance with the Election Form.

2.21. “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, except that such term shall not include (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.22. “Plan” means the Endo, Inc. Directors Deferred Compensation Plan.

2.23. “Plan Year” means the calendar year.

2.24. “Restricted Stock Unit” means a unit representing a share of Company Stock that has been granted to a Director (or would have been granted had the Director not completed an Election Form) pursuant to the terms of a separate agreement and/or plan maintained by the Company or an Affiliate.

2.25. “Termination from Service” means the date the Participant ceases to be a Director on account of a separation from service, within the meaning of Code Section 409A, with the Board for any reason.

2.26. “Unforeseeable Emergency” means with respect to a Participant, his or her spouse, dependents (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B)) or Beneficiary, a non-reimbursable severe financial hardship attributable to (a) a sudden and unexpected illness or accident or (b) funeral expenses, and also means with respect to the Participant (a) a property loss due to casualty that is not otherwise covered by insurance, (b) imminent foreclosure or eviction from the Participant’s primary residence, or (c) a similar extraordinary and unforeseeable circumstance beyond the control of the Participant, as determined by the Administrator. For purposes of this Plan, the purchase of a home and the payment of college tuition are not Unforeseeable Emergencies.

ARTICLE III

PARTICIPATION BY DIRECTORS

3.1. Participation. Participation in this Plan is voluntary and is limited to eligible Directors who file Election Forms in accordance with Article IV.

3.2. Cessation of Participation. A Director shall remain eligible to file deferral elections under the Plan until the earlier of (i) the date the Administrator informs the Director that he or she is no longer eligible to participate in the Plan or (ii) the date such Director incurs a Termination from Service.

ARTICLE IV

PARTICIPANT DEFERRALS

4.1. Deferral Elections - General. A Participant’s deferral election for a Plan Year is irrevocable for such Plan Year; except to the extent a cessation of deferrals hereunder is required under Section 4.4. Amounts deferred under the Plan shall not be distributed to a Participant except as expressly provided in Article V or as otherwise permitted under Code Section 409A. A deferral election hereunder shall be made on an Election Form and comply with the applicable requirements of this Article IV. The Administrator may establish procedures for deferral elections as it deems necessary to comply with the requirements of this Article IV and Code Section 409A.

4.2. First Year of Eligibility. Notwithstanding the timing requirements of Section 4.3, a Director may elect to defer Restricted Stock Units by completing and executing an Election Form that specifies the amount or percentage of Restricted Stock Units to be deferred within the thirty (30) day period immediately following the date he or she first becomes a Director; provided, that the Restricted Stock Units being deferred relate to services performed after the date of such election.

4.3. Deferral of Restricted Stock Units. A Director may elect to defer Restricted Stock Units by completing and executing an Election Form that specifies the amount or percentage of Restricted Stock Units to be deferred and filing it with the Administrator on or before expiration of the election period established by the Administrator, which period shall end no later than December 31 of the calendar year immediately preceding the Plan Year in which the services to which the Restricted Stock Units relate are performed.

4.4. Cessation of Deferral Elections. To the extent provided for under Code Section 409A, a Participant’s deferral election(s) in effect under the Plan for a Plan Year in which a Participant is granted an Unforeseeable Emergency distribution in accordance with Section 5.2(b) hereof may be terminated by the Administrator, effective as soon as practicable following the grant of such emergency distribution. If a Participant’s deferral elections under the Plan are terminated in accordance with the foregoing sentence, such Participant shall be ineligible to make deferrals of compensation to the Plan for the six (6) month period following his or her receipt of the emergency distribution. Subject to the foregoing six (6) month limitation, the Participant may make new deferral elections for Deferred RSUs payable in subsequent Plan Years in accordance with this Article IV.

ARTICLE V

DISTRIBUTIONS

5.1. Time and Form of Payment.

a. Except as otherwise provided under the Plan, the vested portion of a Participant’s Account shall be distributed as a Lump Sum Payment within sixty (60) days following the Participant’s elected Payment Date through the issuance of one share of Common Stock for each vested Deferred RSU. Any portion of the Participant’s Account that is unvested as of the elected Payment Date shall be forfeited without consideration.

b. In the absence of Participant’s election as to the time of payment, as permitted under Section 5.1(a), a Participant’s Account shall be distributed in the form of a Lump Sum Payment within sixty (60) days following the Participant’s Termination from Service.

5.2. Permissible Distributions. No distribution under the Plan shall be permitted except as set forth in this Section 5.2 or as otherwise permitted under the Plan and Code Section 409A(a)(2).

a. Change in Control. Notwithstanding any provision of the Plan or Election Form to the contrary, a Participant shall receive a Lump Sum Payment of his or her Account immediately prior to a Change in Control.

b. Unforeseeable Emergency. If a Participant experiences an Unforeseeable Emergency, such Participant shall be permitted to withdraw all or a portion of his or her Account in the form of an immediate single-sum payment, subject to the limitations set forth below:

(i) A request for withdrawal shall be made to the Administrator in writing and shall set forth the circumstances surrounding the Unforeseeable Emergency. As a condition of and part of such request, the Participant shall provide to the Administrator his or her written representation that (A) the emergency cannot be relieved by insurance or other reimbursement reasonably available to the Participant, (B) the emergency can only be relieved by liquidation of the Participant’s assets and any such liquidation would itself result in severe damage or injury to the Participant, (C) the Participant has no reasonable borrowing capacity to relieve the emergency, and (D) the emergency cannot be relieved by cessation of the Participant’s deferrals under the Plan. The Administrator shall be entitled to request such additional information as may be reasonably required to determine whether an Unforeseeable Emergency exists or the amount of the emergency, and may establish additional conditions precedent to the review or granting of a request for a withdrawal on account of an Unforeseeable Emergency.

(ii) If the Administrator determines that an Unforeseeable Emergency exists, the Administrator shall authorize the immediate distribution of a number of Deferred RSUs required to meet the financial need created by such Unforeseeable Emergency, including any taxes payable on such amount, and, if required, the cessation of the Participant’s deferrals to the Plan as permitted in Section 4.4.

c. Death Distribution. Notwithstanding any provision of the Plan or Election Form to the contrary, in the event of a Participant’s death before the complete distribution of his or her Account, the distribution of such Participant’s Account shall be made in a Lump Sum Payment to the Participant’s Beneficiary within sixty (60) days after the date of death.

5.3. Permissible Acceleration of Payments. No acceleration of time or schedule of payments under the Plan shall be permitted except as set forth in Section 5.3 or as otherwise permitted under the Plan and Code Section 409A(a)(3).

a. Distribution for Taxes. The Plan may accelerate payment of all or part of a Participant’s Account to pay or withhold state, local, or foreign tax obligations and any related federal income tax thereon, arising from a Participant’s participation in the Plan. Such payment of withholding must be limited to the amount necessary to fulfill such tax obligation.

b. Small Payment. Notwithstanding any provision of the Plan to the contrary, if the total value of a Participant’s Account or death benefit payable hereunder is not greater than the applicable dollar amount under Code Section 402(g)(1)(B), and the Participant is not entitled to a benefit from any other plan that is required to be aggregated with this Plan pursuant to Treasury Regulation Section 1.409A-1(c)(2), the Administrator may distribute such amount to the Participant or Beneficiary in the form of a Lump Sum Payment within sixty (60) days following the date of such Termination from Service.

c. Income Inclusion under 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the plan fails to meet the requirements of Code Section 409A, the Administrator may distribute to Participants the portion of their Accounts that is required to be included in income as a result of such failure.

5.4. Permissible Delay of Payment. The Administrator may delay payment to a date after the designated payment date pursuant to any of the following circumstances; provided that payments to similarly situated Participants are made on a reasonably consistent basis.

a. Payments that would violate federal securities laws or other applicable law. A payment may be delayed where the Administrator reasonably anticipates that the making of the payment will violate federal securities laws or other applicable law; provided that the payment is made at the earliest date at which the Administrator reasonably anticipates that the making of the payment will not cause such violation. For purposes of this Section 5.4(a), the making of a payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not treated as a violation of applicable law.

5.5. Valuation of Distributions. All distributions under this Plan shall be based upon the Fair Market Value of the shares of Company Stock that relate to the Deferred RSUs under the Participant’s Account.

ARTICLE VI

ACCOUNTS

6.1. Account. The Administrator shall establish and maintain, or cause to be established and maintained, a separate Account for each Participant hereunder who executes an election pursuant to Article IV. Each such Participant’s Deferred RSUs pursuant to an Election Form under Article IV shall be separately accounted for and credited with dividends, as applicable, for recordkeeping purposes only, to his or her Account. A Participant’s Account shall be solely for the purposes of measuring the amounts to be paid under the Plan. Except as provided in Article VII, the Company shall not be required to fund or secure a Participant’s Account in any way, the Company’s obligation to Participants hereunder being purely contractual.

6.2. Crediting of Deferred RSUs. The portion of a Participant’s Account attributable to Deferred RSUs shall be deemed invested solely in stock equivalent units of Company Stock, shall be denominated in numbers of stock units, and shall be valued at any time as the stock equivalent units are credited to such Account multiplied by the then-Fair Market Value of the Company Stock. Whenever a dividend is declared and payable on Company Stock, the number of such stock equivalent units in the Participant’s Account shall be increased by the following calculations:

(i) the number of units in the Participant’s Account multiplied by any cash dividend declared by the Company on a share of Company Stock, divided by the Fair Market Value determined as of the related dividend payment date; and/or

(ii) the number of units in the Participant’s Account on the related dividend payment date multiplied by any stock dividend declared by the Company on a share of Company Stock.

In the event of any change in the number or kind of outstanding shares of Company Stock, including a stock split or splits (other than a stock dividend as provided above), an appropriate adjustment shall be made in the number of units credited to the Participant’s Account.

6.3. Statement of Account. The Administrator shall periodically furnish each Participant with a statement of the balance credited to the Participant’s Account.

ARTICLE VII

FUNDING AND PARTICIPANTS INTEREST

7.1. Plan Unfunded. This Plan shall be unfunded and no trust is created by this Plan. There will be no funding of any amounts to be paid pursuant to this Plan. A Participant (or his or her Beneficiary) shall have the rights of a general, unsecured creditor against the Company for any distributions due hereunder. This Plan constitutes a mere promise by the Company to make benefit payments in the future.

ARTICLE VIII

ADMINISTRATION AND INTERPRETATION

8.1. Administration. The Administrator shall be in charge of the overall operation and administration of this Plan. The Administrator has, to the extent appropriate and in addition to the powers described elsewhere in this Plan, full discretionary authority to construe and interpret the terms and provisions of the Plan; to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan; to perform all acts, including the delegation of its administrative responsibilities to advisors or other persons who may or may not be Employees; and to rely upon the information or opinions of legal counselor experts selected to render advice with respect to the Plan, as it shall deem advisable, with respect to the administration of the Plan.

8.2. Interpretation. The Administrator may take any action, correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry the Plan into effect or to carry out the Company’s purposes in adopting the Plan. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company or the Administrator arising out of or in connection with the Plan, shall be within the absolute discretion of each of them, and shall be final, binding and conclusive on the Company, and all Participants and Beneficiaries and their respective heirs, executors, administrators, successors and assigns. The Administrator’s determinations hereunder need not be uniform, and may be made selectively among Directors, whether or not they are similarly situated.

8.3. Non-U.S. Participants. The Administrator may prescribe terms for Election Forms, as well as administrative rules, guidelines and practices, in respect of Directors who are subject to the laws of a jurisdiction other than the United States in connection with their participation in the Plan that are different than the terms of the Election Forms, administrative rules, guidelines and practices applicable to Directors who are subject to the laws of the United States in connection with their participation in the Plan, and/or deviate from the terms of the Plan set out herein, for purposes of compliance with applicable law in such other jurisdiction or where, in the Administrator’s opinion, such terms or deviations are necessary or desirable to obtain more advantageous treatment for the Company or under the applicable law of the other jurisdiction. Notwithstanding the foregoing, the terms of any Election Form, administrative rule, guideline or practice authorized pursuant to this Section 8.3 shall be consistent with the Plan to the extent practicable and in no event shall cause the Plan to breach the applicable law of the United States.

8.4. Records and Reports. The Administrator shall keep a record of proceedings and actions and shall maintain or cause to be maintained all such books of account, records, and other data as shall be necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under this Plan. The Administrator shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Company are properly available.

8.5. Payment of Expenses. The Company shall bear all expenses incurred by the Administrator in administering this Plan.

8.6. Indemnification for Liability. The Company shall indemnify the Compensation Committee, the Administrator and the Employees to whom administrative duties have been delegated under this Plan, against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with this Plan, unless (a) the same is determined to be due to gross negligence or willful misconduct and/or (b) such indemnification would be inconsistent with the terms of any compensation clawback, recoupment and/or other policy established by the Company from time to time.

8.7. Claims Procedure. Within ninety (90) days following the date payment was due in accordance with the terms of the Plan, the Participant or the Participant’s duly authorized representative (hereinafter, the “claimant”) may file a written request for payment with the Administrator. If a claim for benefits under the Plan is denied in whole or in part, the claimant will receive written notification within forty-five (45) days following the date of such written request. The notification will include specific reasons for the denial, specific reference to pertinent provisions of this Plan, a description of any additional material or information necessary to process the claim and why such material or information is necessary, and an explanation of the claims review procedure. To the extent a Participant hereunder is a claimant and serves as an Administrator, he or she shall not participate in any determination relating to his or her claim, and the Administrator or the Company may appoint an independent individual to take the place of such Participant for purposes of making such determination.

8.8. Review Procedure. No later than one hundred and eighty (180) days following the date payment was due under the Plan, the claimant may file a written request with the Administrator for a review of his denied claim. The claimant may review pertinent documents that were used in processing his claim, submit pertinent documents, and address issues and comments in writing to the Administrator. The Administrator will notify the claimant of his or her final decision in writing. In his or her response, the Administrator will explain the reason for the decision, with specific references to pertinent Plan provisions on which the decision was based. To the extent a Participant hereunder is a claimant requesting a review and serves as an Administrator, he or she shall not participate in any determination relating to the review, and the Administrator or the Company may appoint an independent individual to take the place of such Participant for purposes of making such determination.

8.9. Legal Claims. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VIII. No such legal action may be commenced more than two (2) years after the date of the Administrator’s final review decision, described in Section 8.8 above.

8.10. Participant and Beneficiary Information. Each Participant shall keep the Administrator informed of his or her current address and the current address of his or her designated beneficiary or beneficiaries. A Participant may from time to time change his designated Beneficiary without the consent of such Beneficiary by filing a new designation in writing with the Administrator. If no Beneficiary designation is in effect at the time of the Participant’s death, or if the designated Beneficiary is missing or has predeceased the Participant, distribution shall be made to the Participant’s surviving spouse, or if none, to his surviving children per stirpes, and if none, to his estate. The Administrator shall not be obligated to search for any person. If such person is not located within one year after the date on which payment of the Participant’s death benefit is payable under the Plan, payment shall be made to the Participant’s estate.

ARTICLE IX

AMENDMENT AND TERMINATION

9.1. Amendment. The Compensation Committee shall have the right, at any time, to amend the Plan or discontinue deferrals under the Plan in whole or in part provided that such amendment or termination complies with Code Section 409A and does not adversely affect the right of any Participant or Beneficiary to a benefit or payment due under the Plan. The Administrator has the authority, without Compensation Committee approval, to amend the Plan to comply with the requirements of Code Section 409A, modify the amount or type of compensation that may be deferred under the Plan, modify the classes of individuals eligible to participate in the Plan, and to change the investment alternatives offered under the Plan. In addition, the Administrator may make such changes to the Plan’s operation and administration as it deems to be in the best interest of the Plan.

9.2. Termination of Plan. The Compensation Committee may take action to provide for the acceleration of the time and form of a payment, or a payment hereunder, where the acceleration of the payment is made pursuant to a termination and liquidation of the Plan in accordance with one of the following:

a. The termination and liquidation of the Plan pursuant to an irrevocable action taken within the thirty (30) days preceding or the twelve (12) months following a Change in Control; provided that all agreements, methods, programs, and other arrangements sponsored by the Company or a participating Affiliate immediately after the Change in Control event with respect to which deferrals of compensation that, together with the Plan, are treated as a single plan for purposes of Treasury Regulation Section 1.409A-1(c)(2) (the “Aggregated Plans”) are terminated and liquidated with respect to each Participant that experienced the Change in Control event, so that under the terms of the termination and liquidation all such Participants are required to receive all amounts of compensation deferred under the terminated Aggregated Plans within twelve (12) months of the date of the irrevocable action taken to terminate and liquidate such Aggregated Plans.

b. The termination and liquidation of the Plan within twelve (12) months of a corporate dissolution of the Company that is taxed under Code Section 331, or approved by a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A); provided that the amounts deferred under the Plan are included in the Participants’ gross incomes in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received):

(i) The calendar year in which Plan termination and liquidation occurs;

(ii) The first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(iii) The first calendar year in which the payment is administratively practicable.

c. The termination and liquidation of the Plan, where:

(i) Such termination and liquidation does not occur proximate to a downturn in the financial health of the Company or the Affiliate, as applicable;

(ii) To the extent the same Participant had deferrals of thereunder, all Aggregated Plans are likewise terminated and liquidated;

(iii) No payments in liquidation of the Plan are made within twelve (12) months of the date the irrevocable action is taken to terminate and liquidate the Plan, other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred;

(iv) All payments are made within twenty-four (24) months of the date the irrevocable action is taken to terminate and liquidate the Plan; and

(v) The Company and Affiliate, as applicable, does not adopt a new plan that would be aggregated with the Plan if the Participant participated in both plans, at any time within three years following the date the irrevocable action is taken to terminate and liquidate the Plan.

d. Any other termination and liquidation event that is permissible under Code Section 409A.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1. Right of Company to Take Actions. The adoption and maintenance of this Plan shall not be deemed to constitute a contract between the Company and a Director, or to be a consideration for, nor an inducement or condition of, the employment of any person. Nothing herein contained, or any action taken hereunder, shall be deemed to give a Director the right to be retained in the service of the Board or to interfere with the right of the Board to discharge the Director at any time, nor shall it be deemed to give to the Board the right to require the Director to remain in its employ, nor shall it interfere with the Director’s right to terminate his or her service at any time. Nothing in this Plan shall prevent the Company from amending, modifying, or terminating any other benefit plan.

10.2. Alienation or Assignment of Benefits. Except as otherwise provided under the Plan, a Participant’s rights and interest under the Plan shall not be assigned or transferred except as otherwise provided herein, and the Participant’s rights to benefit payments under the Plan shall not be subject to alienation, pledge or garnishment by or on behalf of creditors (including heirs, beneficiaries, or dependents) of the Participant or of a Beneficiary.

10.3. Company’s Protection. By execution of an Election Form, each Participant shall be deemed to have agreed to cooperate with the Company by furnishing any and all information reasonably requested by the Administrator in order to facilitate the payment of benefits hereunder.

10.4. Construction. All legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of Delaware; to the extent such laws are not superseded by ERISA or any other federal law.

10.5. Headings. The headings of the Articles and Sections of this Plan are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.

10.6. Entire Agreement. This Plan supersedes the Endo Health Solutions Inc. Directors Deferred Compensation Plan, which was adopted effective December 31, 2012.

10.7. Number and Gender. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and references to the male gender shall be construed as applicable to the female gender where applicable, and vice versa.

10.8. Right to Withhold. To the extent required by law in effect at the time a distribution is made from the Plan, the Company or its agents shall have the right to withhold or deduct from any distributions or payments under the Plan or otherwise any taxes or other statutory deductions required to be withheld by federal, state, local or foreign governments or require the Participant to make such reasonable arrangements as the Company may require so that the Company can satisfy such withholding obligations, including requiring such Participant to remit an amount to the Company in advance, or reimburse the Company for payment of, any such withholding obligations. It shall otherwise be the Participant’s sole responsibility, and not the Company’s, to satisfy any tax, social security and similar obligations, and the Company has not made any warranties or representations to the Participant with respect thereto. The Participant is advised to consult with the Participant’s own tax advisor with respect to the tax consequences of the Plan.

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Approved and adopted by the Compensation Committee of the Board of Directors this 23rd day of July 2024.